Exhibit 99.2
Comerica Incorporated October 19, 2005 Third Quarter 2005 Financial Review

Safe Harbor Statement Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, management's ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive industry, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the third quarter 2005 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Segment Results Income Statement Loan Growth Credit Quality Deposit Growth Outlook Questions & Answers Appendix

Highlights

Business Segment Contribution to Net Income

Market Segment Contribution to Net Income

3Q04 4Q04 1Q05 2Q05 3Q05 Net Interest Income * 451 466 460 483 492 Net Interest Margin * 0.0386 0.0396 0.04 0.0409 0.0399 Warrant Accounting 20 Net Interest Margin 0.0415 Net Interest Income up $29 MM (6%) from 2Q05 to $512 MM Net Interest Margin of 4.15% up 6 bps from 2Q05 2Q05 NIM 4.09% Warrant accounting 0.16 Other (0.10) 3Q05 NIM 4.15% Net Interest Income & Margin $ in millions * Excluding one-time warrant accounting benefit

Warrant Accounting Change: During the third quarter we recorded the fair value of the warrant portfolio; will be marked-to-market quarterly. 3rd Quarter Financial Impact: $20 million Net interest income; to record fair value of warrants (2 million) Warrant income; to record fair value adjustments since warrant grant date (4 million) Salaries; accrual for estimated incentive compensation (5 million) Provision for income taxes $ 9 million After-tax net income impact Ongoing Financial Impact: Change in quarterly fair value of warrant portfolio will be reflected in warrant income line of income statement. Value of a new warrant at grant date will be treated as a loan origination fee and amortized to net interest income over the life of the loan.

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Midwest Western Division Texas Florida 0.8 0.1 0.09 0.01 Midwest & Other $148 M 80% Western Region $19 M 10% Texas $17 M 9% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO, WA Non-Accrual Loans as of 9/30/05 Florida $2 M 1% Line of Business: Middle Market 40% Specialty Businesses 24 Small Business 17 Industry: Airline 21% Automotive 20 Manufacturing 14

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Non-Accrual Loans

Third Quarter Net Charge Offs Geography ($21 million): Midwest & Other Markets $23 MM Western $(2) MM Texas $(1) MM Florida $1 MM Line of Business: Specialty Businesses 63% Small Business 28 Global Banking 18 Industry: Airline 63% Automotive 36 Services 17 Geography based on location of loan office. Western Region includes: CA, AZ, NV,CO,WA

Line of Business Deposit Growth

Financial Services Division Update In July, the department head resigned. Comerica has moved aggressively to: Ensure continued high level of customer service; Fill the vacated positions with seasoned professionals; Reinforce our commitment to the business with customers; Protect the rights of our customers and shareholders.

Financial Services Division Data Q3 05 Q2 05 Q1 05 Balance Sheet (billions) Non-interest bearing $6.4 $5.9 $5.2 Interest bearing 2.6 2.6 2.6 Average deposits $9.0 $8.5 $7.8 Average loans $2.3 $1.1 $1.3 Non-Interest Expense (millions) Customer services $29 $10 $11

2005 Trends High-single digit increase in average loans >Mid-single digit increase excluding FSD Average full year net interest margin between 4.00% and 4.05% Low-single digit non-interest income growth Mid-single digit increase in non-interest expenses Average net charge-offs of 25 basis points Active capital management

Questions & Answers Ralph Babb, Chairman & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer and Paul Burdiss, Director of Investor Relations

Appendix

3Q 2005 Average Loans

3Q 2005 Average Deposits